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                                  EXHIBIT 12.1




                              AVONDALE INCORPORATED
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                      (AMOUNTS IN MILLIONS, EXCEPT RATIOS)



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
                                                                  FISCAL YEAR ENDED
                                                -----------------------------------------------------
                                                 2000        2001        2002       2003       2004
                                                -------     -------     -------    -------    -------
Fixed Charges:
  Interest expense                               $  20.2     $  20.4     $  17.7    $  18.2    $  16.9
  Discount and expenses on sale of
    accounts receivable                              5.6         4.9         1.1        2.6        2.4
  Loss (gain) on extinguishment of debt               --          --          --        3.2      (17.0)
  Amortization of debt issuance costs                1.1         1.0         0.7        0.9        0.9
                                                 -------     -------     -------    -------    -------
    Fixed Charges                                $  26.9     $  26.3     $  19.5    $  24.9    $   3.2
                                                 =======     =======     =======    =======    =======

Earnings
  Pretax income (loss) before extraordinary
    item                                         $  51.6     $   1.8     $  (0.4)   $ (12.2)   $ (11.1)
  Fixed charges                                     26.9        26.3        19.5       24.9        3.2
                                                 -------     -------     -------    -------    -------
    Earnings                                     $  78.5     $  28.1     $  19.1    $  12.7    $  (7.9)
                                                 =======     =======     =======    =======    =======

Ratio of Earnings to Fixed Charges                   2.9x        1.1x         --         --         --
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